BANKWELL FINANCIAL GROUP REPORTS STRONG OPERATING RESULTS ON RECORD LOAN GROWTH FOR THE THIRD QUARTER; DECLARES FOURTH QUARTER DIVIDEND
New Canaan, CT – October 26, 2022 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $9.2 million, or $1.18 per share, for the third quarter of 2022, versus $6.9 million, or $0.87 per share, for the same period in 2021. During the quarter ended September 30, 2022 the Company experienced another quarter of elevated loan prepayments that positively impacted reported earnings. Adjusting for this, operating earnings per share totaled $1.08 for the third quarter of 2022. Please reference the table below for a reconciliation of reported earnings per share to operating earnings per share.

Earnings Per Common Share
3Q'22 QTD Reported Diluted EPS	$1.18
Elevated Loan Prepayments(1)	(0.10)
3Q'22 QTD Operating EPS(2)	$1.08
(1) 3Q'22 loan prepayments exceeded historical quarterly averages and are not reflective of run rate.
(2) Non-gaap measure.
The Company's Board of Directors declared a $0.20 per share cash dividend, payable November 21, 2022 to shareholders of record on November 11, 2022.
We recommend reading this earnings release in conjunction with the Third Quarter 2022 Investor Presentation, located at http://investor.mybankwell.com/Presentations and included as an exhibit to our October 26, 2022 Current Report on Form 8-K.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"The Company had another very strong quarter, growing loans by $230 million. This represents an 11% increase over the prior quarter, and a year to date increase of 21%. Profitability remains strong, with a 1.47% Return on Average Assets and a 15.73% Return on Average Equity.
"The Company’s growth in 2021 and 2022 has created an exceptionally strong foundation to grow top line Interest Income in the coming year. We anticipate Interest Income to increase by more than 25% in 2023. The current cycle of tightening by the Federal Reserve will increase our cost of deposits in the quarters ahead. Based on forward market pricing we could expect Net Interest Income to decrease by 10% in 2023 versus 2022.
"We continue to build Book Value for our shareholders. Fully Diluted Book Value per share has increased by 3.2% this quarter and by 16.2% year to date. Importantly, all credit metrics remain benign.
"We thank our employees and clients who have made our success possible, and are confident that we have a great team in place to perform in an increasingly volatile economic environment."
Third Quarter 2022 Highlights (performance metrics are impacted by certain one-time items - please refer to the table following the below highlights for adjusted performance metrics):
•Return on average assets was 1.47% and return on average equity was 15.73% for the quarter ended September 30, 2022.
•The net interest margin was 4.12% for the quarter ended September 30, 2022.
•The efficiency ratio was 44.1% for the quarter ended September 30, 2022.
•Total gross loans were $2.3 billion, growing $391.9 million, or 20.7%, compared to December 31, 2021.
•Average yield on 2022 funded loans was 5.36%.
•Investment securities totaled $113.1 million and represent 4.2% of total assets.
•Fully diluted tangible book value per share rose to $29.68 compared to $25.55 at December 31, 2021.

•The Wilton branch closed, effective October 7, 2022.
•Shares issued and outstanding were 7,711,843, reflecting repurchases of 53,546 shares of common stock at a weighted average price of $31.81 during the quarter ended September 30, 2022.
•The Company issued 6.00% fixed-to-floating rate subordinated notes due 2032 in the principal amount of $35.0 million.

	Quarter Ended September 30, 2022			Nine Months Ended September 30, 2022
Key metrics	Reported	Operating(1)	Variance	Reported	Operating(1)	Variance
Net interest margin	4.12%	3.96%	0.16%	3.81%	3.67%	0.14%
Efficiency ratio	44.1%	46.0%	(1.9)%	45.3%	46.9%	(1.6)%
Return on average assets	1.47%	1.34%	0.13%	1.59%	1.38%	0.21%
Return on average stockholders' equity	15.73%	14.40%	1.33%	17.94%	15.57%	2.37%
(1) Operating metrics are non-GAAP measures and have been adjusted for elevated loan prepayments for the quarter and nine months ended September 30, 2022, as noted in the above table. Adjustments also include the release of specific reserves and the historical loss update to the Company's peer group for the nine months ended September 30, 2022. Please reference the second quarter 2022 earnings release for more details on these adjustments.

Earnings and Performance
Revenues (net interest income plus noninterest income) for the quarter ended September 30, 2022 were $25.0 million, versus $19.2 million for the quarter ended September 30, 2021. Revenues for the nine months ended September 30, 2022 were $70.4 million, versus $53.8 million for the nine months ended September 30, 2021. The increase in revenues was primarily attributable to an increase in interest and fees on loans due to loan growth and higher overall loan yields. The increase in loan yields was aided by elevated loan prepayment fees, which totaled $1.3 million for the quarter ended September 30, 2022, compared to $0.1 million for the quarter ended September 30, 2021. The increase in revenues was partially offset by a decrease in noninterest income driven by a decrease in loans sales and the absence of rental income recognized during the quarter and nine months ended September 30, 2021, as a result of the disposition of the Company's former headquarters building. In addition, the increase in revenues for the nine months ended September 30, 2022 was muted as a result of a one-time federal payroll tax credit for COVID-19 of $0.9 million recognized in the quarter ended March 31, 2021. Finally, the increase in revenues for the quarter ended September 30, 2022 was also partially offset by an increase in interest expense on deposits, resulting from an increase in rates necessary to remain competitive in the current economic environment.
Net income for the quarter ended September 30, 2022 was $9.2 million, versus $6.9 million for the quarter ended September 30, 2021. Net income for the nine months ended September 30, 2022 was $29.4 million, versus $18.8 million for the nine months ended September 30, 2021. The increase in net income was primarily impacted by the aforementioned increases in revenues. In addition, the increase in net income was partially offset by an increase in the provision for loan losses primarily driven by loan growth and an increase in noninterest expense for the quarter and nine months ended September 30, 2022.
Basic and diluted earnings per share were $1.19 and $1.18, respectively, for the quarter ended September 30, 2022 compared to basic and diluted earnings per share of $0.88 and $0.87, respectively, for the quarter ended September 30, 2021. Basic and diluted earnings per share were $3.80 and $3.75, respectively, for the nine months ended September 30, 2022 compared to basic and diluted earnings per share of $2.38 and $2.37, respectively, for the nine months ended September 30, 2021.
The net interest margin (fully taxable equivalent basis) for the quarters ended September 30, 2022 and September 30, 2021 was 4.12% and 3.39%, respectively. The net interest margin (fully taxable equivalent basis) for the nine months ended September 30, 2022 and September 30, 2021 was 3.81% and 3.08%, respectively. The increase in the net interest margin was due    to elevated loan prepayment fees and an increase in overall loan yields.

Financial Condition
Assets totaled $2.72 billion at September 30, 2022, compared to assets of $2.46 billion at December 31, 2021. The increase in assets was primarily due to loan growth and a corresponding increase in deposits and borrowings. Gross loans totaled $2.3 billion at September 30, 2022, an increase of $391.9 million compared to December 31, 2021. Deposits totaled $2.3 billion at September 30, 2022, compared to deposits of $2.1 billion at December 31, 2021.
Capital
Shareholders’ equity totaled $231.5 million as of September 30, 2022, an increase of $29.5 million compared to December 31, 2021, primarily a result of (i) net income of $29.4 million for the nine months ended September 30, 2022 and (ii) an $8.4 million favorable impact to accumulated other comprehensive income driven by fair value marks related to hedge positions involving interest rate swaps, partially offset by fair value marks on the Company's investment portfolio. The Company's interest rate swaps are used to hedge interest rate risk. The increase in Shareholders’ equity was partially offset by dividends paid of $4.7 million and common stock repurchases of $5.5 million.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include, but are not limited to, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, uncertain impacts of, or additional changes in, monetary, fiscal or tax policy to address the impact of COVID-19, which could further exacerbate the effects on the Company’s business and results of operations, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.
Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible book value per share, and return on average tangible common equity are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
ASSETS
Cash and due from banks	$212,175	$149,522	$280,471	$291,598	$169,417
Federal funds sold	10,947	21,505	19,022	53,084	8,097
Cash and cash equivalents	223,122	171,027	299,493	344,682	177,514

Investment securities
Marketable equity securities, at fair value	1,973	2,126	2,090	2,168	2,185
Available for sale investment securities, at fair value	95,095	94,907	98,733	90,198	87,565
Held to maturity investment securities, at amortized cost	16,027	15,917	15,979	16,043	16,107
Total investment securities	113,095	112,950	116,802	108,409	105,857
Loans receivable (net of allowance for loan losses of $18,167, $15,773, $17,141, $16,902 and $16,803 at September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021, respectively)	2,263,432	2,036,626	1,964,567	1,875,167	1,805,217
Accrued interest receivable	9,552	8,047	7,733	7,512	6,911
Federal Home Loan Bank stock, at cost	5,039	5,064	2,870	2,814	3,632
Premises and equipment, net	27,510	27,768	25,661	25,588	35,118
Bank-owned life insurance	49,970	49,699	49,434	49,174	48,903
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangible assets	—	—	—	—	48
Deferred income taxes, net	5,952	4,768	6,879	7,621	7,718
Other assets	22,734	17,014	20,849	32,708	33,181
Total assets	$2,722,995	$2,435,552	$2,496,877	$2,456,264	$2,226,688

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$380,365	$372,584	$412,985	$398,956	$338,705
Interest bearing deposits	1,906,337	1,660,941	1,753,219	1,725,042	1,544,118
Total deposits	2,286,702	2,033,525	2,166,204	2,123,998	1,882,823

Advances from the Federal Home Loan Bank	90,000	105,000	50,000	50,000	80,000
Subordinated debentures	68,897	34,500	34,471	34,441	15,374
Accrued expenses and other liabilities	45,896	37,060	35,982	45,838	52,314
Total liabilities	2,491,495	2,210,085	2,286,657	2,254,277	2,030,511

Shareholders’ equity
Common stock, no par value	114,548	115,599	114,882	118,148	119,588
Retained earnings	117,152	109,523	99,047	92,400	85,992
Accumulated other comprehensive (loss) income	(200)	345	(3,709)	(8,561)	(9,403)
Total shareholders’ equity	231,500	225,467	210,220	201,987	196,177

Total liabilities and shareholders’ equity	$2,722,995	$2,435,552	$2,496,877	$2,456,264	$2,226,688

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended					For the Nine Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Interest and dividend income
Interest and fees on loans	$28,128	$25,141	$21,428	$21,081	$19,795	$74,697	$56,961
Interest and dividends on securities	811	774	720	722	731	2,305	2,236
Interest on cash and cash equivalents	747	449	154	90	88	1,350	286
Total interest and dividend income	29,686	26,364	22,302	21,893	20,614	78,352	59,483

Interest expense
Interest expense on deposits	4,092	1,983	2,206	2,198	2,387	8,281	8,245
Interest expense on borrowings	993	558	586	767	503	2,137	2,280
Total interest expense	5,085	2,541	2,792	2,965	2,890	10,418	10,525

Net interest income	24,601	23,823	19,510	18,928	17,724	67,934	48,958
Provision (credit) for loan losses	2,381	(1,445)	229	125	134	1,165	(182)
Net interest income after provision (credit) for loan losses	22,220	25,268	19,281	18,803	17,590	66,769	49,140

Noninterest income
Bank owned life insurance	271	265	260	270	271	796	753
Service charges and fees	240	249	240	257	199	729	615
(Losses) gains and fees from sales of loans	(15)	608	631	441	924	1,224	2,251
Other	(94)	30	(173)	(143)	43	(237)	1,213
Total noninterest income	402	1,152	958	825	1,437	2,512	4,832

Noninterest expense
Salaries and employee benefits	5,876	5,433	4,940	4,806	4,782	16,249	13,511
Occupancy and equipment	2,035	2,193	2,150	2,411	2,615	6,378	8,271
Professional services	994	1,000	981	628	498	2,975	1,632
Data processing	626	689	654	432	632	1,969	1,977
Director fees	325	339	352	335	324	1,016	968
FDIC insurance	255	262	223	231	298	740	1,001
Marketing	102	107	45	87	186	254	317
Other	818	913	580	749	1,035	2,311	2,383
Total noninterest expense	11,031	10,936	9,925	9,679	10,370	31,892	30,060

Income before income tax expense	11,591	15,484	10,314	9,949	8,657	37,389	23,912
Income tax expense	2,417	3,462	2,102	2,135	1,802	7,981	5,140
Net income	$9,174	$12,022	$8,212	$7,814	$6,855	$29,408	$18,772

Earnings Per Common Share:
Basic	$1.19	$1.56	$1.05	$1.00	$0.88	$3.80	$2.38
Diluted	$1.18	$1.55	$1.04	$0.99	$0.87	$3.75	$2.37

Weighted Average Common Shares Outstanding:
Basic	7,553,718	7,556,645	7,637,077	7,660,307	7,677,822	7,582,175	7,721,943
Diluted	7,612,421	7,614,243	7,719,405	7,726,420	7,738,758	7,664,123	7,779,632
Dividends per common share	$0.20	$0.20	$0.20	$0.18	$0.18	$0.60	$0.46

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended					For the Nine Months
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Performance ratios:
Return on average assets	1.47%	1.96%	1.35%	1.32%	1.22%	1.59%	1.12%
Return on average shareholders' equity	15.73%	22.09%	16.05%	15.44%	14.09%	17.94%	13.29%
Return on average tangible common equity	15.91%	22.36%	16.25%	15.65%	14.29%	18.16%	13.48%
Net interest margin	4.12%	4.01%	3.30%	3.43%	3.39%	3.81%	3.08%
Efficiency ratio(1)	44.1%	43.8%	48.5%	48.8%	54.1%	45.3%	55.8%
Net loan charge-offs as a % of average loans	—%	—%	—%	—%	—%	—%	0.24%
Dividend payout ratio(2)	16.95%	12.90%	19.23%	18.18%	20.69%	16.00%	19.41%
(1)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(2)The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

	As of
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(1)	11.42%	11.10%	11.20%	11.18%	10.59%
Total Capital to Risk-Weighted Assets(1)	12.16%	11.80%	12.00%	12.00%	11.44%
Tier I Capital to Risk-Weighted Assets(1)	11.42%	11.10%	11.20%	11.18%	10.59%
Tier I Capital to Average Assets(1)	11.31%	10.15%	9.80%	9.94%	9.61%
Tangible common equity to tangible assets	8.41%	9.16%	8.32%	8.13%	8.70%
Fully diluted tangible book value per common share	$29.68	$28.75	$26.75	$25.55	$24.68
(1)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Allowance for loan losses:
Balance at beginning of period	$15,773	$17,141	$16,902	$16,803	$16,672
Charge-offs:
Commercial business	—	—	—	(26)	—
Consumer	(8)	—	(4)	(5)	(15)
Total charge-offs	(8)	—	(4)	(31)	(15)
Recoveries:
Commercial real estate	—	77	—	—	—
Commercial business	21	—	13	2	11
Consumer	—	—	1	3	1
Total recoveries	21	77	14	5	12
Net loan recoveries (charge-offs)	13	77	10	(26)	(3)
Provision (Credit) for loan losses	2,381	(1,445)	229	125	134
Balance at end of period	$18,167	$15,773	$17,141	$16,902	$16,803

	As of
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Asset quality:
Nonaccrual loans
Residential real estate	$2,137	$2,161	$2,181	$2,380	$1,849
Commercial real estate	2,894	2,955	3,365	3,482	16,314
Commercial business	2,380	787	817	1,728	1,754
Construction	9,382	9,382	9,382	8,997	8,997
Total nonaccrual loans	16,793	15,285	15,745	16,587	28,914
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$16,793	$15,285	$15,745	$16,587	$28,914

Nonperforming loans as a % of total loans	0.73%	0.74%	0.79%	0.88%	1.58%
Nonperforming assets as a % of total assets	0.62%	0.63%	0.63%	0.68%	1.30%
Allowance for loan losses as a % of total loans	0.79%	0.77%	0.86%	0.89%	0.92%
Allowance for loan losses as a % of nonperforming loans	108.18%	103.19%	108.87%	101.90%	58.11%
Total past due loans to total loans	0.78%	1.40%	0.85%	1.72%	1.69%

Total nonaccrual loans increased $0.2 million to $16.8 million as of September 30, 2022 when compared to December 31, 2021. Nonperforming assets as a percentage of total assets decreased to 0.62% at September 30, 2022, down from 0.68% at December 31, 2021. The allowance for loan losses at September 30, 2022 was $18.2 million, representing 0.79% of total loans.

Past due loans decreased to $17.8 million, or 0.78% of total loans, as of September 30, 2022, compared to $32.6 million, or 1.72% of total loans, as of December 31, 2021.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	September 30, 2022	June 30, 2022	December 31, 2021	Current QTD % Change	YTD % Change
Residential Real Estate	$61,664	$64,253	$79,987	(4.0)%	(22.9)%
Commercial Real Estate(1)	1,647,928	1,499,364	1,356,709	9.9	21.5
Construction	117,355	111,422	98,341	5.3	19.3
Total Real Estate Loans	1,826,947	1,675,039	1,535,037	9.1	19.0

Commercial Business	443,288	372,361	350,975	19.0	26.3

Consumer	16,558	9,196	8,869	80.1	86.7
Total Loans	$2,286,793	$2,056,596	$1,894,881	11.2%	20.7%

(1) Includes owner occupied commercial real estate.
Gross loans totaled $2.3 billion at September 30, 2022, an increase of $391.9 million compared to December 31, 2021.

Period End Deposit Composition	September 30, 2022	June 30, 2022	December 31, 2021	Current QTD % Change	YTD % Change
Noninterest bearing demand	$380,365	$372,584	$398,956	2.1%	(4.7)%
NOW	115,200	155,026	119,479	(25.7)	(3.6)
Money Market	836,564	833,730	954,674	0.3	(12.4)
Savings	183,576	196,075	193,631	(6.4)	(5.2)
Time	770,997	476,110	457,258	61.9	68.6
Total Deposits	$2,286,702	$2,033,525	$2,123,998	12.5%	7.7%

Total deposits were $2.3 billion at September 30, 2022, compared to $2.1 billion at December 31, 2021, an increase of $162.7 million, or 7.7%. The increase in deposits is primarily a result of an increase in brokered time deposits to fund the significant loan growth during the third quarter of 2022, increasing $338.1 million compared to December 31, 2021.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	September 30, 2022	June 30, 2022	September 30, 2021	Sep 22 vs. June 22 % Change	Sep 22 vs. Sep 21 % Change
Bank owned life insurance	$271	$265	$271	2.3%	—%
Service charges and fees	240	249	199	(3.6)	20.6
(Losses) gains and fees from sales of loans	(15)	608	924	(102.5)	(101.6)
Other	(94)	30	43	(413.3)	(318.6)
Total noninterest income	$402	$1,152	$1,437	(65.1)%	(72.0)%

	For the Nine Months Ended
Noninterest income	September 30, 2022	September 30, 2021	% Change
Gains and fees from sales of loans	$1,224	$2,251	(45.6)%
Bank owned life insurance	796	753	5.7
Service charges and fees	729	615	18.5
Other	(237)	1,213	(119.5)
Total noninterest income	$2,512	$4,832	(48.0)%
Noninterest income decreased by $1.0 million to $0.4 million for the quarter ended September 30, 2022 compared to the quarter ended September 30, 2021. Noninterest income decreased by $2.3 million to $2.5 million for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021.
The decrease in noninterest income was driven by a reduction in loan sales for the quarter and nine months ended September 30, 2022 when compared to the same periods in 2021. Loan sales decreased $0.9 million and $1.0 million for the quarter and nine months ended September 30, 2022, respectively. In addition, noninterest income declined due to the absence of rental income recognized during the quarter and nine months ended September 30, 2021, as a result of the disposition of the Company's former headquarters building. Noninterest income also declined for the nine months ended September 30, 2022 due to a one-time federal payroll tax credit for COVID-19 of $0.9 million recognized in the quarter ended March 31, 2021.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST EXPENSE (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest expense	September 30, 2022	June 30, 2022	September 30, 2021	Sep 22 vs. June 22 % Change	Sep 22 vs. Sep 21 % Change
Salaries and employee benefits	$5,876	$5,433	$4,782	8.2%	22.9%
Occupancy and equipment	2,035	2,193	2,615	(7.2)	(22.2)
Professional services	994	1,000	498	(0.6)	99.6
Data processing	626	689	632	(9.1)	(0.9)
Director fees	325	339	324	(4.1)	0.3
FDIC insurance	255	262	298	(2.7)	(14.4)
Marketing	102	107	186	(4.7)	(45.2)
Other	818	913	1,035	(10.4)	(21.0)
Total noninterest expense	$11,031	$10,936	$10,370	0.9%	6.4%

	For the Nine Months Ended
Noninterest expense	September 30, 2022	September 30, 2021	% Change
Salaries and employee benefits	$16,249	$13,511	20.3%
Occupancy and equipment	6,378	8,271	(22.9)
Professional services	2,975	1,632	82.3
Data processing	1,969	1,977	(0.4)
Director fees	1,016	968	5.0
FDIC insurance	740	1,001	(26.1)
Marketing	254	317	(19.9)
Other	2,311	2,383	(3.0)
Total noninterest expense	$31,892	$30,060	6.1%
Noninterest expense increased by $0.7 million to $11.0 million for the quarter ended September 30, 2022 compared to the quarter ended September 30, 2021. Noninterest expense increased by $1.8 million to $31.9 million for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021. The increase in noninterest expense was primarily driven by an increase in salaries and employee benefits expense and professional services expense, partially offset by a decrease in occupancy and equipment expense.
Salaries and employee benefits expense totaled $5.9 million for the quarter ended September 30, 2022, an increase of $1.1 million when compared to the same period in 2021. Salaries and employee benefits expense totaled $16.2 million for the nine months ended September 30, 2022, an increase of $2.7 million when compared to the same period in 2021. The increase in salaries and employee benefits expense was driven by an increase in full time equivalent employees, as well as an increase in variable compensation as a result of the Bank's overall growth and improved performance. Full time equivalent employees totaled 140 at September 30, 2022 compared to 134 for the same period in 2021. Average full time equivalent employees totaled 131 for the nine months ended September 30, 2022 compared to 127 for the same period in 2021. The increase in salaries and employee benefits expense was partially offset by higher loan originations, which enabled the bank to defer a greater amount of expenses.
Professional services expense totaled $1.0 million for the quarter ended September 30, 2022, an increase of $0.5 million when compared to the same period in 2021. Professional services expense totaled $3.0 million for the nine months ended September 30, 2022, an increase of $1.3 million when compared to the same period in 2021. The increase in professional services expense was primarily driven by consulting fees associated with various projects, including our core system conversion.
Occupancy and equipment expense totaled $2.0 million for the quarter ended September 30, 2022, a decrease of $0.6 million when compared to the same period in 2021. Occupancy and equipment expense totaled $6.4 million for the nine months ended September 30, 2022, a decrease of $1.9 million when compared to the same period in 2021. The decrease in occupancy and equipment expense was primarily driven by the curtailment of additional cleaning costs associated with precautions taken to prevent the spread of COVID-19 during the nine months ended September 30, 2021. In addition, the decrease in occupancy and equipment expense was impacted by a reduction in lease expense as a result of the branch closure in New Canaan, which occurred during the third quarter of 2021.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Total Equity	$231,500	$225,467	$210,220	$201,987	$196,177
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	58
Tangible Common Equity	$228,911	$222,878	$207,631	$199,398	$193,530

Total Assets	$2,722,995	$2,435,552	$2,496,877	$2,456,264	$2,226,688
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	58
Tangible Assets	$2,720,406	$2,432,963	$2,494,288	$2,453,675	$2,224,041

Tangible Common Equity to Tangible Assets	8.41%	9.16%	8.32%	8.13%	8.70%

	As of
Computation of Fully Diluted Tangible Book Value per Common Share	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Total shareholders' equity	$231,500	$225,467	$210,220	$201,987	$196,177
Less:
Preferred stock	—	—	—	—	—
Common shareholders' equity	$231,500	$225,467	$210,220	$201,987	$196,177
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	48
Tangible common shareholders' equity	$228,911	$222,878	$207,631	$199,398	$193,540

Common shares issued and outstanding	7,711,843	7,752,389	7,761,338	7,803,166	7,842,824

Fully Diluted Tangible Book Value per Common Share	$29.68	$28.75	$26.75	$25.55	$24.68

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands)

	For the Quarter Ended					For the Nine Months Ended
Computation of Efficiency Ratio	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Noninterest expense	$11,031	$10,936	$9,925	$9,679	$10,370	$31,892	$30,060
Less:
Amortization of intangible assets	—	—	—	48	9	—	28
Other real estate owned expenses	—	—	—	—	—	—	—
Adjusted noninterest expense	$11,031	$10,936	$9,925	$9,631	$10,361	$31,892	$30,032
Net interest income	$24,601	$23,823	$19,510	$18,928	$17,724	$67,934	$48,958
Noninterest income	402	1,152	958	825	1,437	2,512	4,832
Less:
Net gain on sale of available for sale securities	—	—	—	—	—	—	—
Gain on sale of other real estate owned, net	—	—	—	—	—	—	—
Operating revenue	$25,003	$24,975	$20,468	$19,753	$19,161	$70,446	$53,790

Efficiency ratio	44.1%	43.8%	48.5%	48.8%	54.1%	45.3%	55.8%

	For the Quarter Ended					For the Nine Months Ended
Computation of Return on Average Tangible Common Equity	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Net Income Attributable to Common Shareholders	$9,174	$12,022	$8,212	$7,814	$6,855	$29,408	$18,772
Total average shareholders' equity	$231,378	$218,250	$207,541	$200,752	$192,993	$219,138	$188,794
Less:
Average Goodwill	2,589	2,589	2,589	2,589	2,589	2,589	2,589
Average Other intangibles	—	—	—	45	54	—	64
Average tangible common equity	$228,789	$215,661	$204,952	$198,118	$190,350	$216,549	$186,141

Annualized Return on Average Tangible Common Equity	15.91%	22.36%	16.25%	15.65%	14.29%	18.16%	13.48%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$130,440	$747	2.27%	$209,500	$88	0.17%
Securities(1)	120,092	829	2.76	105,030	766	2.92
Loans:
Commercial real estate	1,512,381	18,830	4.87	1,270,375	14,345	4.42
Residential real estate	62,915	586	3.72	95,100	809	3.40
Construction	116,256	1,512	5.09	88,728	845	3.73
Commercial business	431,917	7,058	6.39	314,484	3,707	4.61
Consumer	12,145	142	4.65	8,870	89	3.99
Total loans	2,135,614	28,128	5.15	1,777,557	19,795	4.36
Federal Home Loan Bank stock	5,021	31	2.51	3,133	16	2.04
Total earning assets	2,391,167	$29,735	4.87%	2,095,220	$20,665	3.86%
Other assets	89,173			131,670
Total assets	$2,480,340			$2,226,890

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$119,593	$52	0.17%	$111,813	$51	0.18%
Money market	828,541	2,346	1.12	824,203	1,053	0.51
Savings	189,279	474	0.99	182,848	96	0.21
Time	557,243	1,220	0.87	448,218	1,187	1.05
Total interest bearing deposits	1,694,656	4,092	0.96	1,567,082	2,387	0.60
Borrowed Money	135,221	993	2.87	72,960	503	2.70
Total interest bearing liabilities	1,829,877	$5,085	1.10%	1,640,042	$2,890	0.70%
Noninterest bearing deposits	383,048			341,303
Other liabilities	36,037			52,552
Total liabilities	2,248,962			2,033,897
Shareholders' equity	231,378			192,993
Total liabilities and shareholders' equity	$2,480,340			$2,226,890
Net interest income(2)		$24,650			$17,775
Interest rate spread			3.77%			3.16%
Net interest margin(3)			4.12%			3.39%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $49 thousand and $51 thousand for the quarters ended September 30, 2022 and 2021, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$240,252	$1,350	0.75%	$315,102	$286	0.12%
Securities(1)	117,008	2,392	2.73	103,192	2,315	2.99
Loans:
Commercial real estate	1,433,642	51,104	4.70	1,188,049	40,802	4.53
Residential real estate	67,705	1,810	3.56	104,320	2,669	3.41
Construction	108,249	4,482	5.46	97,828	2,769	3.73
Commercial business	402,876	17,011	5.57	302,019	10,495	4.58
Consumer	7,844	290	4.94	7,601	226	3.97
Total loans	2,020,316	74,697	4.88	1,699,817	56,961	4.42
Federal Home Loan Bank stock	3,715	61	2.19	4,608	72	2.09
Total earning assets	2,381,291	$78,500	4.35%	2,122,719	$59,634	3.70%
Other assets	89,747			119,098
Total assets	$2,471,038			$2,241,817

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$122,792	$158	0.17%	$110,637	$148	0.18%
Money market	909,106	4,672	0.69	781,178	2,944	0.50
Savings	194,013	678	0.47	170,749	313	0.24
Time	487,792	2,773	0.76	532,278	4,840	1.22
Total interest bearing deposits	1,713,703	8,281	0.65	1,594,842	8,245	0.69
Borrowed Money	101,685	2,137	2.77	108,737	2,280	2.77
Total interest bearing liabilities	1,815,388	$10,418	0.77%	1,703,579	$10,525	0.83%
Noninterest bearing deposits	398,728			303,421
Other liabilities	37,784			46,023
Total liabilities	2,251,900			2,053,023
Shareholders' equity	219,138			188,794
Total liabilities and shareholders' equity	$2,471,038			$2,241,817
Net interest income(2)		$68,082			$49,109
Interest rate spread			3.58%			2.87%
Net interest margin(3)			3.81%			3.08%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $148 thousand and $151 thousand for the nine months ended September 30, 2022 and 2021, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.